Exhibit 4.1

THE EMPIRE DISTRICT ELECTRIC COMPANY (Grantor)
TO
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (Grantee)
AND
UMB BANK & TRUST, N.A.

Trustees

Thirty-Sixth Supplemental Indenture

Dated as of August 25, 2010

(Supplemental to Indenture dated as of September 1, 1944)

$50,000,000

First Mortgage Bonds, 5.20% Series due 2040

The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri

Legal Description: Pages 7-8

TABLE OF CONTENTS1

		PAGE

PARTIES		1
RECITALS		1
FORM OF BOND		2
FORM OF PRINCIPAL TRUSTEE’S CERTIFICATE OF AUTHENTICATION		7
GRANTING CLAUSES		7
PROPERTY NOW OWNED OR HEREAFTER ACQUIRED		8
SUBJECT TO PERMITTED ENCUMBRANCES, LIENS ON AFTER-ACQUIRED PROPERTY AND CERTAIN VENDOR’S LIENS		8
HABENDUM		8
GRANT IN TRUST		8
DEFEASANCE		8
GENERAL COVENANT		8
ARTICLE I CREATION AND DESCRIPTION OF FIRST MORTGAGE BONDS, 5.20% SERIES DUE 2040
SECTION 1.	New Series of Bonds	9
	Bonds to be dated as of authentication date	9
	Record Date	9
	Restriction on transfer or exchange	9
	Denominations	9
	Registrable and interchangeable, tax or government charge	9
	No service charge on exchange or transfer	10
	Book-entry procedures	10

SECTION 2.	Execution and Authentication of Bonds of the New Series	11
ARTICLE II OPTIONAL REDEMPTION OF BONDS OF THE NEW SERIES
SECTION 1.	Right of redemption	11
SECTION 2.	Manner and method of redemption	11
SECTION 3.	Bondholder agrees to accept payment upon terms of this Article	12
ARTICLE III No Sinking and Improvement Fund for Bonds of the New Series
There shall be no Sinking and Improvement Fund for the Bonds of the New Series.		12
ARTICLE IV DIVIDENDS AND SIMILAR DISTRIBUTIONS
Covenants in § 4.11 of the Original Indenture to continue in effect so long as any Bonds of the New Series are outstanding		12
ARTICLE V THE TRUSTEES
The Trustees accept the trusts created by this Supplemental Indenture and agree to perform the same upon terms set forth in the Original Indenture as supplemented		12
ARTICLE VI MISCELLANEOUS PROVISIONS
Section 1.	Provision regarding legal holidays	12
Section 2.	Original Indenture, as supplemented and amended, ratified and confirmed	12
Section 3.	This Supplemental Indenture may be executed in counterparts	13
Section 4.	Rights conferred only on holder of bonds, Company and Trustees	13
TESTIMONIUM		14
SIGNATURES AND SEALS		14
ACKNOWLEDGMENTS		17

1	This Table of Contents is not a part of the annexed supplemental Indenture as executed.

THIRTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of August 25, 2010, between The Empire District Electric Company, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the “Company”), party of the first part, and The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States of America and located in the State of California with a trust office at 2 N. LaSalle Street, Suite 1020, in the City of Chicago, Illinois, and UMB Bank & Trust, N.A., a national banking association organized and existing under the laws of the United States of America and having its principal corporate trust office in the City of St. Louis, Missouri (hereinafter sometimes called respectively the “Principal Trustee” and the “Missouri Trustee” and together the “Trustees” and each thereof a “Trustee”), as Trustees, parties of the second part.

WHEREAS the Company has heretofore executed and delivered to the Trustees its Indenture of Mortgage and Deed of Trust, dated as of September 1, 1944 (hereinafter sometimes referred to as the “Original Indenture”), to secure an issue of First Mortgage Bonds of the Company, issuable in series; and

WHEREAS the Company has heretofore executed and delivered to the Trustees thirty-five Supplemental Indentures supplemental to the Original Indenture as follows:

Title	Dated
First Supplemental Indenture	as of June 1, 1946
Second Supplemental Indenture	as of January 1, 1948
Third Supplemental Indenture	as of December 1, 1950
Fourth Supplemental Indenture	as of December 1, 1954
Fifth Supplemental Indenture	as of June 1, 1957
Sixth Supplemental Indenture	as of February 1, 1968
Seventh Supplemental Indenture	as of April 1, 1969
Eighth Supplemental Indenture	as of May 1, 1970
Ninth Supplemental Indenture	as of July 1, 1976
Tenth Supplemental Indenture	as of November 1, 1977
Eleventh Supplemental Indenture	as of August 1, 1978
Twelfth Supplemental Indenture	as of December 1, 1978
Thirteenth Supplemental Indenture	as of November 1, 1979
Fourteenth Supplemental Indenture	as of September 15, 1983
Fifteenth Supplemental Indenture	as of October 1, 1988
Sixteenth Supplemental Indenture	as of November 1, 1989
Seventeenth Supplemental Indenture	as of December 1, 1990
Eighteenth Supplemental Indenture	as of July 1, 1992
Nineteenth Supplemental Indenture	as of May 1, 1993
Twentieth Supplemental Indenture	as of June 1, 1993
Twenty-First Supplemental Indenture	as of October 1, 1993
Twenty-Second Supplemental Indenture	as of November 1, 1993
Twenty-Third Supplemental Indenture	as of November 1, 1993
Twenty-Fourth Supplemental Indenture	as of March 1, 1994
Twenty-Fifth Supplemental Indenture	as of November 1, 1994
Twenty-Sixth Supplemental Indenture	as of April 1, 1995
Twenty-Seventh Supplemental Indenture	as of June 1, 1995
Twenty-Eighth Supplemental Indenture	as of December 1, 1996
Twenty-Ninth Supplemental Indenture	as of April 1, 1998
Thirtieth Supplemental Indenture	as of July 1, 1999

Thirty-First Supplemental Indenture	as of March 26, 2007
Thirty-Second Supplemental Indenture	as of March 11, 2008
Thirty-Third Supplemental Indenture	as of May 16, 2008
Thirty-Fourth Supplemental Indenture	as of March 27, 2009
Thirty-Fifth Supplemental Indenture	as of May 28, 2010

some for the purpose of creating an additional series of bonds and of conveying additional property of the Company, and some for the purpose of modifying or amending provisions of the Original Indenture (the Original Indenture, all said Supplemental Indentures (other than the Thirtieth Supplemental Indenture, which did not become effective) and this Supplemental Indenture are herein collectively called the “Indenture”); and

WHEREAS the Company has acquired certain additional property hereinafter described or mentioned and, in compliance with its covenants in the Original Indenture, desires, by this Thirty-Sixth Supplemental Indenture, to evidence the subjection of such additional property to the lien of the Indenture; and

WHEREAS as provided by the Original Indenture, the Board of Directors of the Company, by resolution, has authorized a new series of bonds, to mature on September 1, 2040, and to be designated as “First Mortgage Bonds, 5.20% Series due 2040,” and has authorized provisions permitted by the Original Indenture in respect of the bonds of said series; and

WHEREAS the Board of Directors of the Company has authorized the Company to enter into this Thirty-Sixth Supplemental Indenture (herein sometimes referred to as “this Thirty-Sixth Supplemental Indenture” or “this Supplemental Indenture”) conveying to the Trustees and subjecting to the lien of the Indenture the property hereinafter described or mentioned, creating and designating the new series of bonds, and specifying the form and provisions of the bonds of said series provided or permitted by the Original Indenture; and

WHEREAS the texts of the First Mortgage Bonds, 5.20% Series due 2040, and of the Principal Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms following, respectively:

[FORM OF BOND]
[FACE]
THE EMPIRE DISTRICT ELECTRIC COMPANY
FIRST MORTGAGE BOND
5.20% SERIES DUE 2040
DUE SEPTEMBER 1, 2040

No. ______	$______

THE EMPIRE DISTRICT ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Kansas (hereinafter sometimes called the “Company”), for value received, hereby promises to pay to                                      or registered assigns, on (unless this bond shall have been called for previous redemption and provision made for the payment of the redemption price thereof) September 1, 2040,                Dollars ($       ) at its office or agency in the City of Chicago, Illinois, and to pay interest thereon at said office or agency at the rate of 5.20% per annum from August 25, 2010, or from the most recent interest payment date to which interest has been paid or duly provided for on the bonds of this series, semi-annually on each March 1 and September 1, commencing on March 1, 2011, until the Company’s obligation with respect to such principal sum shall be discharged.  The principal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.  The interest so payable on any March 1 or September 1 shall, subject to certain exceptions provided in the Thirty-Sixth Supplemental Indenture referred to on the reverse hereof, be paid to the person in whose name this bond is registered at the close of business on the February 15 or August 15 next preceding such March 1 or September 1.  Notwithstanding anything in the Original Indenture or this Supplemental Indenture to the contrary, so long as the bonds of this series are in a book-entry only system, payment of principal of and interest on this bond shall be in accordance with arrangements with The Depository Trust Company, a limited-purpose trust company under New York State banking law (“DTC”), or any successor securities depositary.

Reference is made to the further provisions of this bond set forth on the reverse hereof.  Such provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by The Bank of New York Mellon Trust Company, N.A. or its successor, as a Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, THE EMPIRE DISTRICT ELECTRIC COMPANY has caused this bond to be signed in its name by its President or a Vice President, and its corporate seal to be imprinted hereon and attested by its Secretary or an Assistant Secretary.

Dated:

THE EMPIRE DISTRICT ELECTRIC COMPANY
By
Name:
Title:

Attest:

Name:
Title:

[FORM OF BOND]
[REVERSE]

This bond is one of an issue of bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the indenture hereinafter mentioned may afford additional security for the bonds of any particular series) by a certain indenture of mortgage and deed of trust, dated as of September 1, 1944, made by the Company to The Bank of New York Mellon Trust Company, N.A. (the “Principal Trustee”) and UMB Bank & Trust, N.A., as Trustees (hereinafter collectively called the “Trustees”), and certain indentures supplemental thereto, including a Third Supplemental Indenture, a Sixth Supplemental Indenture, a Seventh Supplemental Indenture, an Eighth Supplemental Indenture, a Fourteenth Supplemental Indenture, a Twenty-Fourth Supplemental Indenture, a Thirty-Second Supplemental Indenture, a Thirty-Fifth Supplemental Indenture and a Thirty-Sixth Supplemental Indenture (dated respectively as of December 1, 1950, February 1, 1968, April 1, 1969, May 1, 1970, September 15, 1983, March 1, 1994, March 11, 2008, May 28, 2010 and August 25, 2010 made by the Company to the Trustees (said indenture of mortgage and deed of trust and all indentures supplemental thereto being hereinafter collectively called the “Indenture”), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustees, and the holders of said bonds, and the terms and conditions upon which said bonds are secured, to all of the provisions of which Indenture, including the provisions permitting the issuance of bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this bond, assents.  To the extent permitted by, and as provided in, the Indenture, the rights and obligations of the Company and of the holders of said bonds may be changed and modified, with the consent of the Company, by the holders of at least 60% in aggregate principal amount of the bonds then outstanding, such percentage being determined as provided in the Indenture, or in the event that one or more but less than all of the series of bonds then outstanding are affected by such change or modification, by the holders of 60% in aggregate principal amount of the outstanding bonds of such one or more series so affected.  Without the consent of the holder hereof no change or modification of the rights and obligations of the Company and of the holders of the bonds shall be made which will extend the time of payment of the principal of or the interest on this bond or reduce the principal amount hereof or the rate of interest hereon or will otherwise modify the terms of payment of such principal or interest (other than changes in any sinking or other fund) or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive any non-assenting bondholder of a lien upon the mortgaged property for the security of such bondholder’s bonds, subject to certain exceptions, or will reduce the percentage of bonds required for the aforesaid action under the Indenture.  This bond is one of a series of bonds designated as the First Mortgage Bonds, 5.20% Series due 2040, of the Company.

The Company may, at its option, redeem some or all of the bonds of this series at any time.  If the Company redeems the bonds of this series prior to their maturity, the Company must pay the holders thereof a redemption price equal to the greater of:

•	100% of the principal amount of the bonds to be redeemed; and

•	a “make-whole” amount, which will be calculated as described below.

The “make-whole” amount shall equal the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the Treasury Rate (as defined below) plus 25 basis points.

“Remaining Scheduled Payments” means the remaining scheduled payments of the principal and interest that would be due if the bonds of this series selected for redemption were not redeemed.  However, if the redemption date is not a scheduled interest payment date, the amount of the next succeeding scheduled interest payment on those bonds will be reduced by the amount of interest accrued on those bonds to the redemption date.

“Treasury Rate” means an annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for the redemption date.  The semiannual equivalent yield to maturity will be computed as of the third business day immediately preceding the redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by UBS Securities LLC or its successor (or, if UBS Securities LLC or any of its successors ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer appointed by the Company) as having a maturity comparable to the remaining term of the bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds.

“Comparable Treasury Price” means the average of three Reference Treasury Dealer Quotations (as defined below) obtained by the Principal Trustee for the redemption date.

“Reference Treasury Dealers” means UBS Securities LLC and its successors, so long as it or any of its successors continues to be a primary U.S. Government securities dealer, and any two other primary U.S. Government securities dealers chosen by the Company.  If UBS Securities LLC or any of its successors ceases to be a primary U.S. Government securities dealer, the Company will appoint in its place another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotation” means the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Principal Trustee by a Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the redemption date.

When the Company redeems the bonds, the Company must also pay all interest that has accrued to the redemption date on the redeemed bonds.

The Company shall give notice to holders of bonds of this series to be redeemed by first-class mail at least 30 days but not more than 60 days prior to the date fixed for redemption.  The notice of redemption may provide that the redemption is conditioned upon the occurrence of certain events before the date fixed for redemption.  If any of these events fail to occur and are not waived by the Company, the notice of redemption shall be of no effect, the Company will be under no obligation to redeem the bonds of this series or pay the holders any redemption proceeds, and the Company’s failure to so redeem the bonds of this series shall not be considered a default or event of default under the Indenture.  If fewer than all of the bonds of this series are to be redeemed, the Principal Trustee shall select the particular bonds of this series, or portions thereof, for redemption from the outstanding bonds of this series by such method as the Principal Trustee considers fair and appropriate.

On and after the redemption date, interest shall cease to accrue on the bonds of this series or any portion of the bonds of this series called for redemption unless, in the case of an unconditional notice of redemption, the Company defaults in the payment of the redemption price and accrued interest.  On or before the redemption date, the Company shall deposit with the Principal Trustee money sufficient to pay the redemption price of and accrued interest on the bonds of this series to be redeemed on such date.

The principal of this bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

This bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond, and thereupon a new bond of this series, for a like principal amount, will be issued to the transferee in exchange therefor, as provided in the Indenture.  If this bond is transferred or exchanged between a record date, as defined in the aforementioned Thirty-Sixth Supplemental Indenture and the interest payment date in respect thereof, the new bond or bonds shall bear interest from such interest payment date unless the interest payable on such date is not duly paid or provided for on such date.  The Company and the Trustees and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes.  This bond, alone or with other bonds of this series, may in like manner be exchanged at such office or agency for one or more new bonds of this series in authorized denominations, of the same aggregate principal amount, all as provided in the Indenture.  Upon each such transfer or exchange the Company may require the payment of any stamp or other tax or governmental charge incident thereto.

No recourse under or upon any covenant or obligation of the Indenture, or of any bonds thereby secured, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly, or indirectly through the Company or the Trustees or either of them, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any statute or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stockholders), any and all such liability of incorporators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this bond, and being likewise waived and released by the terms of the Indenture under which this bond is issued.

Whenever the beneficial ownership of this bond is determined by a book-entry at a securities depositary for the bonds, the foregoing requirements of holding, delivering or transferring this bond shall be modified to require the appropriate person or entity to meet the requirements of the securities depositary as to registering or transferring the beneficial ownership to produce the same effect.

_______________________

[FORM OF PRINCIPAL TRUSTEE'S
CERTIFICATE OF AUTHENTICATION]

This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,
By
Authorized Officer

and

WHEREAS the Company represents that all acts and things necessary have happened, been done, and been performed, to make the First Mortgage Bonds, 5.20% Series due 2040, when duly executed by the Company and authenticated by the Principal Trustee, and duly issued, the valid, binding and legal obligations of the Company, and to make the Original Indenture, the aforementioned prior Supplemental Indentures and this Supplemental Indenture valid and binding instruments for the security thereof, in accordance with their terms;

NOW, THEREFORE, THIS THIRTY-SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:  That The Empire District Electric Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of and the interest on all bonds from time to time outstanding under the Indenture, according to the terms of said bonds and of the coupons attached thereto, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto The Bank of New York Mellon Trust Company, N.A. and UMB Bank & Trust, N.A., as Trustees, and their respective successor or successors in the trust, and its or their assigns forever, the following property, with the same force and effect and subject to the same reservations and exceptions, as though specifically described in the granting clauses of the Original Indenture, that is to say:

Decatur North Sub #467

A parcel of land lying in the NW 1/4 of Section 12, Township 19 North, Range 33 West, and in the NE 1/4 of Section 11, Township 19 North, Range 33 West, Benton County, Arkansas, being a portion of same tract described in the Benton County, Arkansas Recorder's Office in Book 1995 at Page 28540, being more particularly described as follows:  Commencing at the NW corner of Section 12, Township 19 North, Range 33 West, Benton County, Arkansas; thence along the West line of said Section 12, S 02°56'05" W 1316.63 feet; thence leaving said West line of said Section, S 86°53'41" E 55.94 feet to the point of beginning and a point lying on the Easterly right of way of U.S. Highway 59; thence along said Easterly right of way 285.50 feet along a 5689.58 foot radius curve to the right with a chord bearing N 37°55'36" E, a distance of 285.47 feet; thence leaving said Easterly right of way S 42°56'20" E 337.63 feet; thence S 02°35'59" W 659.99 feet; thence N 86°53'40" W 382.23 feet; thence N 30°45'36" W 174.86 feet; thence N 66°32'47" W 59.14 feet; thence N 70°23'48" W 62.04 feet; thence N 33°23'15" E 75.00 feet; thence N 70°23'48" W 104.27 feet to a point lying on the aforementioned Easterly right of way of

U.S. Highway 59; thence along said Easterly right of way the following four courses, N 33°32'14" E 160.59 feet; thence 247.00 feet along a 5699.58 foot radius curve to the right with a chord bearing N 34°46'43" E a distance of 246.98 feet; thence S 53°58'47" E 10.00 feet; thence 46.56 feet along a 5689.58 foot radius curve to the right with a chord bearing N 36°15'17" E 46.56 feet, to the point of beginning.  All lying in the NW 1/4 of Section 12, Township 19 North, Range 33 West, and in the NE 1/4 of Section 11, Township 19 North, Range 33 West, Benton County, Arkansas, containing 8.98 acres, more or less.  Bearing based on Grid North of the Arkansas Coordinate System of 1983 North zone.  Subject to all easement, covenants, restrictions and reservations of recorded.  Conditions and Monuments are as shown on Anderson Engineering, Inc. drawing number Job-100-2172.

Subject to easements, rights-of-way, and protective covenants of record, if any.

Subject to all prior mineral reservations and oil and gas leases.

ALSO all other property, whether real, personal or mixed (except as in the Original Indenture expressly excepted) of every nature and kind and wheresoever situated now owned or hereafter acquired by the Company;

TOGETHER with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid mortgaged property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of § 8.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid mortgaged property, and every part and parcel thereof;

SUBJECT, HOWEVER, to permitted encumbrances as defined in the Original Indenture and, as to any property hereafter acquired by the Company, to any lien thereon existing, and to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition, and also subject to the provisions of Article 12 of the Original Indenture.

TO HAVE AND TO HOLD the same, unto the Trustees and their and each of their respective successors and assigns forever;

IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture, so that the same shall be held specifically by the Trustees under and subject to the terms of the Indenture in the same manner and for the same trusts, uses and purposes as if said properties had been specifically contained and described in the Original Indenture;

PROVIDED, HOWEVER, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid unto the holders of the bonds the principal and interest, and premium, if any, to become due in respect thereof at the times and in the manner stipulated therein and in the Indenture and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then the Indenture and the estate and rights thereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

AND THE COMPANY, for itself and its successors, does hereby covenant and agree to and with the Trustees, for the benefit of those who shall hold the bonds and the coupons appertaining thereto, or any of them, issued or to be issued under the Indenture, as follows:

ARTICLE I

CREATION AND DESCRIPTION OF FIRST MORTGAGE BONDS,
5.20% SERIES DUE 2040

Section 1.                    A new series of bonds to be issued under and secured by the Indenture is hereby created, to be designated as First Mortgage Bonds, 5.20% Series due 2040 (herein sometimes called the “Bonds of the New Series” or “Bonds”).  The Bonds of the New Series shall initially be issued in an aggregate principal amount of Fifty Million Dollars ($50,000,000), excluding any Bonds of the New Series which may be authenticated in lieu of or in substitution or exchange for other Bonds of the New Series pursuant to the provisions of Article 2 or of § 15.09 of the Original Indenture.  Subject to the terms of the Indenture, the Company may issue additional Bonds of the New Series (having the same terms as the Bonds of the New Series initially issued).  Said Bonds and the certificate of authentication of the Principal Trustee to be endorsed upon the Bonds shall be substantially in the forms hereinbefore recited, respectively.  Each Bond shall be dated as of the date of its authentication and all Bonds of the New Series shall mature September 1, 2040 and shall bear interest at the rate of 5.20% per annum, payable semi-annually on each March 1 and September 1, commencing on March 1, 2011; both principal and interest shall be payable at the office or agency of the Company in the City of Chicago, Illinois, and in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

The holder of any Bond on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond upon any exchange or transfer thereof subsequent to the record date and prior to such interest payment date, except if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond (or any Bond or Bonds issued upon transfer or exchange thereof) is registered on a date fixed by the Company, which shall be not more than fifteen and not less than ten days before the date of payment of such defaulted interest.  The term “record date” as used in this Section with respect to any interest payment date shall mean the close of business on the February 15 or August 15, as the case may be, next preceding such interest payment date, whether or not such record date shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois are authorized by law to remain closed.

The Company shall not be required to make any transfer or exchange of any Bonds for a period of ten days next preceding any selection of Bonds for redemption, nor shall it be required to make transfers or exchanges of any bonds which shall have been selected for redemption in whole or in part.

Bonds of the New Series shall be registered Bonds in book-entry form or in definitive form without coupons in denominations of $1,000 and integral multiples thereof which may be executed by the Company and delivered to the Principal Trustee for authentication and delivery.

The Bonds of the New Series shall be registrable and interchangeable at the office or agency of the Company in the City of Chicago, Illinois, in the manner and upon the terms set forth in § 2.05 of the Original Indenture, upon payment of such an amount as shall be sufficient to reimburse the Company for, or to pay, any stamp or other tax or governmental charge incident thereto.

Notwithstanding the provisions of § 2.08 of the Original Indenture, no service or other charge shall be made for any exchange or transfer of any Bond of the New Series.

If the Bonds of the New Series are to be issued in book-entry form only, notwithstanding any provision of the Indenture to the contrary, unless the Company shall otherwise direct (which direction shall promptly be given at the written request of The Depository Trust Company (“DTC”)), all Bonds of the New Series shall be registered in the name of Cede & Co., as nominee of DTC, as registered owner of the Bonds of the New Series, and held in the custody of DTC.  Unless otherwise requested by DTC, a single certificate shall be issued and delivered to DTC.  Beneficial owners of Bonds of the New Series shall not receive physical delivery of Bond certificates except as hereinafter provided.  For so long as DTC shall continue to serve as securities depositary for the Bonds of the New Series as provided herein, all transfers of beneficial ownership interests shall be made by book-entry only, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of Bonds of the New Series is to receive, hold or deliver any Bond certificate.

With respect to Bonds of the New Series registered in the name of Cede & Co., as nominee of DTC, the Trustees and the Company shall have no responsibility or obligation to the securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations on whose behalf DTC was created to hold securities to facilitate the clearance and settlement of securities transactions among DTC participants (“DTC Participants”) or to any person on whose behalf a DTC Participant holds an interest in the Bonds of the New Series.  Without limiting the immediately preceding sentence, the Trustees and the Company shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any DTC Participant with respect to any ownership interest in the Bonds of the New Series, (ii) the delivery to any DTC Participant or any other person, other than the registered owner of the Bonds of the New Series, of any notice with respect to the Bonds of the New Series, including any notice of redemption, or (iii) the payment to any DTC Participant or any other person, other than the registered owner of the Bonds of the New Series, of any amount with respect to principal of or premium, if any, or interest on the Bonds of the New Series.

If the Bonds of the New Series are to be issued in book-entry form only, replacement Bonds may be issued directly to beneficial owners of Bonds of the New Series, but only in the event that (i) DTC determines not to continue to act as securities depositary for the Bonds of the New Series (which determination shall become effective by the giving of reasonable notice to the Company or the Principal Trustee); or (ii) the Company has advised DTC of its determination (which determination is conclusive as to DTC and beneficial owners of the Bonds of the New Series) to terminate the services of DTC as securities depositary for the Bonds of the New Series; or (iii) the Company has determined (which determination is conclusive as to DTC and the beneficial owners of the Bonds of the New Series) that the interests of the beneficial owners of the Bonds of the New Series might be adversely affected if such book-entry only system of transfer is continued.  Upon occurrence of the event set forth in (i) above, the Company shall use its best efforts to attempt to locate another qualified securities depositary.  If the Company fails to locate another qualified securities depositary to replace DTC, the Company shall direct the Principal Trustee to cause to be authenticated and delivered replacement Bonds of the New Series, in certificated form, to the beneficial owners of the Bonds of the New Series.  In the event that the Company makes the determination described in (ii) or (iii) above (provided that the Company undertakes no obligation to make any investigation to determine the occurrence of any events that would permit the Company to make any such determination), and has made provisions to notify the beneficial owners of Bonds of the New Series of such determination by mailing an appropriate notice to DTC, the Company shall cause to be issued replacement Bonds of the New Series in certificated form to beneficial owners of the Bonds of the New Series as shown on the records of DTC provided to the Principal Trustee and the Company.

Whenever, during the term of the Bonds of the New Series, the beneficial ownership thereof is determined by a book-entry, the requirements in the Original Indenture or this Supplemental Indenture relating to holding, delivering or transferring Bonds or selection of Bonds to be redeemed shall be deemed modified to require the appropriate person or entity to meet the requirements of DTC as to registering or transferring the beneficial ownership to produce the same effect.

If the Bonds of the New Series are to be issued in book-entry form only, notwithstanding any provision of the Original Indenture or this Supplemental Indenture to the contrary, all Bonds of the New Series issued hereunder, if DTC so requires, shall bear a legend substantially to the following effect:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a limited-purpose trust company under New York State banking law (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

If the Bonds of the New Series are to be issued in book-entry form only, the Company and the Principal Trustee shall, to the extent the Company does not have a blanket letter of representation in place, enter into a letter of representations with DTC to implement the book-entry only system of Bond registration described above.

If at any time DTC ceases to hold the Bonds of the New Series, all references herein to DTC shall be of no further force or effect, unless the Bonds have been transferred to a successor securities depositary, in which case all references herein to DTC shall be deemed to refer to such successor depositary.

Section 2.                    The Bonds of the New Series shall be executed by the Company and delivered to the Principal Trustee and, upon compliance with all the provisions and requirements of the Original Indenture in respect thereof, the Bonds of the New Series may, from time to time, be authenticated by the Principal Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture) in accordance with the written order or orders of the Company.

ARTICLE II

REDEMPTION OF BONDS OF THE NEW SERIES

Section 1.                    The Bonds of the New Series, in the manner provided in Article 5 of the Original Indenture, shall be redeemable at any time prior to maturity, in whole or in part, at the option of the Company, at the greater of the principal amount of the bonds to be redeemed and a make-whole redemption price (as specified in the form of Bond set forth in this Supplemental Indenture), together with accrued and unpaid interest, if any, to the date fixed for redemption.

Section 2.                    The provisions of § 5.03, § 5.04 and § 5.05 of the Original Indenture (as modified by the provisions specified in the form of Bond set forth in this Supplemental Indenture) shall be applicable to Bonds of the New Series.  The principal amount of Bonds of the New Series registered in the name of any holder and to be redeemed on any partial redemption shall be $1,000, or a multiple thereof.

Section 3.                    The holder of each and every Bond of the New Series issued hereunder hereby, and by accepting the Bond, agrees to accept payment thereof prior to maturity on the terms and conditions provided for in this Article II.

ARTICLE III

NO SINKING AND IMPROVEMENT FUND FOR BONDS OF THE NEW SERIES

There shall be no Sinking and Improvement Fund for the Bonds of the New Series.

ARTICLE IV

DIVIDENDS AND SIMILAR DISTRIBUTIONS

The Company hereby covenants that, so long as any of the Bonds of the New Series shall remain outstanding, the covenants and agreements of the Company set forth in Section 4.11 of the Original Indenture as heretofore supplemented shall be and remain in full force and effect and be duly observed and complied with by the Company, notwithstanding that no First Mortgage Bonds, 3½% Series due 1969, remain outstanding.

ARTICLE V

THE TRUSTEES

The Trustees accept the trusts created by this Supplemental Indenture upon the terms and conditions hereof and agree to perform such trusts upon the terms and conditions set forth in the Original Indenture as heretofore supplemented and in this Supplemental Indenture set forth.  In general, each and every term and condition contained in Article 13 of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1.                    If the date for making any payment of principal, interest, or premium or the last date for performance of any act or the exercising of any right, as provided in this Supplemental Indenture, shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to remain closed, such payment may be made or act performed or right exercised on the next succeeding day not a legal holiday or a day on which such banking institutions are authorized by law to remain closed, with the same force and effect as if done on the nominal date provided in this Supplemental Indenture, and no interest shall accrue for the period after such nominal date.

Section 2.                    The Original Indenture as heretofore and hereby supplemented and amended is in all respects ratified and confirmed; and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument.  Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Original Indenture as heretofore supplemented and amended on any of the property subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture.  All terms defined in Article 1 of the Original Indenture, as heretofore supplemented, for all purposes of this Supplemental Indenture, shall have the meanings therein specified, unless the context otherwise requires.

Section 3.                    This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

Section 4.                    Nothing in this Supplemental Indenture contained, shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, the Company and the Trustees any right or interest to avail himself of any benefit under any provision of the Indenture, as heretofore supplemented and amended, or of this Supplemental Indenture.

IN WITNESS WHEREOF, The Empire District Electric Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf; and The Bank of New York Mellon Trust Company, N.A. and UMB Bank & Trust, N.A., parties of the second part, in evidence of each of its acceptance of the trust hereby created, have each caused its corporate name to be hereunto affixed, and this instrument to be signed by its President, a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf, all as of the day and year first above written.

THE EMPIRE DISTRICT ELECTRIC COMPANY
By	/s/ Gregory A. Knapp
	Name:	Gregory A. Knapp
	Title:	Vice President - Finance and Chief Financial Officer

[Corporate Seal]
Attest: /s/ Janet S. Watson
Name: Janet S. Watson
Title: Secretary-Treasurer
Signed, sealed and delivered by
THE EMPIRE DISTRICT ELECTRIC COMPANY
in the presence of: /s/ Debra S. Brill
Name: Debra S. Brill /s/ Robert W. Sager
Name: Robert W. Sager

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By	/s/ Benita Vaughn
	Name:	Benita Vaughn
	Title:	Vice President

 [Corporate Seal]

Attest:

/s/ Judy Bartolini
Name: Judy Bartolini
Title: Vice President

Signed, sealed and delivered by
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
in the presence of: /s/ Julie Meadors
Name: Julie Meadors /s/ Robert Cafarelli
Name: Robert Cafarelli

UMB BANK & TRUST, N.A., as Trustee
By	/s/ Laura Roberson
	Name:	Laura Roberson
	Title:	Vice President

[Corporate Seal]
Attest: /s/ Richard F. Novasak
Name: Richard F. Novasak Title: Assistant Secretary
Signed, sealed and delivered by UMB BANK & TRUST, N.A. in the presence of: /s/ Sandra L. Battas
Name: Sandra L. Battas /s/ Deanna Wilson
Name: /s/ Deanna Wilson

State of Missouri	)
) ss.:
County of Jasper	)

Be It Remembered, and I do hereby certify, that on this 25th day of August, 2010, before me, a Notary Public in and for the County and State aforesaid, personally appeared Gregory A. Knapp, the Vice President - Finance and Chief Financial Officer of The Empire District Electric Company, a Kansas corporation, and Janet S. Watson, the Secretary-Treasurer of said corporation, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as such Vice President - Finance and Chief Financial Officer and Secretary-Treasurer, respectively, and as the persons who subscribed the name and affixed the seal of said The Empire District Electric Company, one of the makers thereof, to the foregoing instrument as its Vice President - Finance and Chief Financial Officer and Secretary-Treasurer, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said corporation.

And the said Gregory A. Knapp and Janet S. Watson, being each duly sworn by me, severally deposed and said:  that they reside in City of Joplin, Missouri; that they were at that time Vice President - Finance and Chief Financial Officer and Secretary-Treasurer, of said corporation; that they knew the corporate seal of said corporation, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Secretary-Treasurer, and the said instrument was signed by said Vice President - Finance and Chief Financial Officer, in pursuance of the power and authority granted them by the By-Laws of said corporation, and by authority of the Board of Directors thereof.

In Testimony Whereof, I have hereunto set my hand and affixed my official and notarial seal at my office in said County and State the day and year last above written.

My commission expires March 24, 2012

[Notarial Seal]

/s/ Patricia A. Settle
Notary Public

State of Illinois	)
) ss.:
County of Cook	)

Be It Remembered, and I do hereby certify, that on the 25th day of August, 2010, before me, a Notary Public in and for the County and State aforesaid, personally appeared Benita Vaughn, Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States of America, and Judy Bartolini, Vice President of said association, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as Vice Presidents, and as the persons who subscribed the name and affixed the seal of said The Bank of New York Mellon Trust Company, N.A., one of the makers thereof, to the foregoing instrument as its Vice Presidents, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said association.

And the said Benita Vaughn and Judy Bartolini, being each duly sworn by me, severally deposed and said:  that they reside in Chicago, Illinois and Chicago, Illinois, respectively; that they were at that time each Vice President, of said association; that they knew the corporate seal of said association, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Vice President, and the said instrument was signed by said Vice President, in pursuance of the power and authority granted them by the By-Laws of said association, and by authority of the Board of Directors thereof.

In Testimony Whereof, I have hereunto set my hand and affixed my official and notarial seal at my office in said County and State the day and year last above written.

My commission expires 1/22/2013

[Notarial Seal]

/s/ T. Mosterd
Notary Public

State of Missouri	)
) ss.:
City of St. Louis	)

Be It Remembered, and I do hereby certify, that on this 23rd day of August, 2010, before me, a Notary Public in and for the County and State aforesaid, personally appeared Laura Roberson, Vice President of UMB Bank & Trust, N.A., a national banking association organized under the laws of the United States of America, and Richard F. Novasak, Assistant Secretary of said association, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and as the persons who subscribed the name and affixed the seal of said UMB Bank & Trust, N.A. one of the makers thereof, to the foregoing instrument as its Vice President and Assistant Secretary, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said association.

And the said Laura Roberson and Richard F. Novasak, being each duly sworn by me, severally deposed and said:  that they reside in St. Louis, Missouri; that they were at that time respectively Vice President and Assistant Secretary of said association; that they knew the corporate seal of said association, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Vice President, and the said instrument was signed by said Assistant Secretary, in pursuance of the power and authority granted them by the By-Laws of said association, and by authority of the Board of Directors thereof.

In Testimony Whereof, I have hereunto set my hand and affixed my official seal at my office in said County and State the day and year last above written.

My commission expires August 11, 2012

[Notarial Seal]

/s/ M. Deborah King
Notary Public